Exhibit 99.2

ANNOUNCEMENT	April 7, 2026
Tamboran Resources Corporation (NYSE: TBN, ASX: TBN)

Registered Direct Institutional Entitlement Offering of Common Stock

Highlights

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Tamboran Resources has commenced a registered direct institutional entitlement offer of Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) to “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or institutions that are “accredited investors” within the meaning of Rule 501 under the Securities Act.

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The institutional entitlement offer is also being conducted outside the United States for eligible existing holders of Common Stock or CHESS Depositary Interests (“CDIs”). The CDIs are not being registered under the Securities Act, and are not being offered in the United States.

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Concurrently with the institutional entitlement offer, the Company is conducting a separate underwritten public offering of 2,956,602 shares of Common Stock (or 3,400,093 shares if the underwriters’ option is exercised in full). The underwritten offering is a separate offering, and completion of the underwritten offering is not conditioned on completion of the entitlement offer, and vice versa.

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The Company intends to use the net proceeds of the offering to fund the additional drilling in the Pilot Area, resource delineation in the Orion Acreage and the Beetaloo Central Development Area, drilling in the EP 161 acreage, working capital and other general corporate purposes.

•	RBC Capital Markets, LLC is acting as the exclusive placement agent for the offering.

Other Information

The offering of these securities is being made only by means of the prospectus supplement and accompanying base prospectus as filed with the SEC. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the SEC’s website at www.sec.gov under Tamboran’s name or from the placement agent as follows:

RBC Capital Markets, LLC

Attention: Equity Capital Markets

200 Vesey Street, New York, NY 10281

By telephone at 877-822-4089

By email at equityprospectus@rbccm.com.

Tamboran Resources Corporation ARBN 672 879 024 Tower One, International Towers Suite 1, Level 39, 100 Barangaroo Avenue, Barangaroo NSW 2000, Australia
+61 2 8330 6626	www.tamboran.com

The shares of common stock are being offered and will be sold pursuant to an effective shelf registration statement on file with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock or any other securities, nor shall there be any sale of such shares of common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act.

Investor enquiries:

Chris Morbey, Vice President – Investor Relations and Corporate Development

+61 2 8330 6626

Investors@tamboran.com

Media enquiries:

+61 2 8330 6626

Media@tamboran.com

About Tamboran

Tamboran Resources Corporation (NYSE/ASX: TBN) is a growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. Through its subsidiaries, Tamboran holds approximately 1.9 million net prospective acres and is the largest acreage holder in the Beetaloo Basin.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. You should keep in mind the risk factors and other cautionary statements in the filings made by Tamboran with the SEC, which are available to the public. Tamboran undertakes no obligation to, and does not intend to, update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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